**VIRGINIA POLYTECHNIC INSTITUTE AND STATE UNIVERSITY**
**Office of Sponsored Programs**

**RESEARCH AGREEMENT** (the "Agreement") between Virginia Polytechnic Institute and State University, hereinafter referred to as "VIRGINIA TECH," and Xethanol, hereinafter referred to as the "Sponsor."

This Agreement is entered into as of 6 December 2005, the "Effective Date."

**WHEREAS,** the research program contemplated by this Agreement is of mutual interest and benefit to VIRGINIA TECH and to the Sponsor, and will further the instructional and research objectives of VIRGINIA TECH in a manner consistent with its status as a non-profit, tax exempt state-supported educational institution,

**NOW, THEREFORE,** the parties hereto agree as follows:

1. **STATEMENT OF WORK.** Services to be performed are set forth in Attachment A (the "Research").

2. **PRINCIPAL INVESTIGATOR.** The Research will be supervised by Dr. Foster Agbelvor, the "Principal Investigator." If, for any reason, he is unable to continue to serve as Principal Investigator, and a successor acceptable to both VIRGINIA TECH and the Sponsor is not available, this Agreement shall be terminated as provided in Article 6.

3. **PERIOD OF PERFORMANCE.** The Research shall be conducted during the period 12/15/2005 (the "Starting Date") through 12/14/2006 (the "Completion Date"). The Completion Date will be subject to extension only by mutual written agreement of the parties.

4. **REIMBURSEMENT OF COSTS.** In consideration of the foregoing, the Sponsor shall pay VIRGINIA TECH a fixed price of $75,689 for the performance of the Research as set forth in Attachment A. The budget for this research is set forth in Attachment B.

5. **PAYMENT.** Payments shall be made to VIRGINIA TECH by the Sponsor in accordance with the following schedule:

   15 April 2006: $25,330
   15 August 2006: $25,330
   15 September 2006: $6,300
   15 November 2006: $12,600
   15 December 2006: $6,129

6. **TERMINATION.** Performance under this Agreement may be terminated by the Sponsor upon sixty (60) days prior written notice. Performance may be terminated by VIRGINIA TECH if circumstances beyond its reasonable control preclude continuation of the Research. Upon termination, VIRGINIA TECH will be reimbursed as specified in Article 4 for all costs and non-cancellable commitments incurred in the performance of the Research, such reimbursement not to exceed the total estimated project cost specified in Article 4.

7. **PROPRIETARY AND CONFIDENTIAL MATERIAL.**

During the performance of this Agreement, the Sponsor may from time-to-time furnish material to VIRGINIA TECH which it considers to be of a proprietary confidential nature. Such proprietary and confidential information shall be disclosed in writing and marked proprietary or, if it is verbally or electronically disclosed, its confidentiality shall be confirmed in writing within five (5) days of disclosure by the Sponsor, ("Proprietary Information").

VIRGINIA TECH will disclose such Proprietary Information only to its employees or agents for the purposes of performing the research contemplated and any employees or agents to whom such information is disclosed shall be informed of the proprietary nature of the disclosure and of this Agreement and shall agree to hold such Proprietary Information in confidence and be bound by this Agreement in the same manner that each party is bound.

VIRGINIA TECH will not use such Proprietary Information for any purpose except performing the work contemplated by this Agreement and will not disclose such Proprietary Information to anyone except its employees or agents unless prior written consent is obtained from the Sponsor.

This Paragraph shall be binding on VIRGINIA TECH for a term of three (3) years from the termination date of this Agreement, except under the following conditions:

a. If VIRGINIA TECH can show that such Proprietary Information was in its possession at the time of the disclosure; or,

b. If the Proprietary Information disclosed by the Sponsor is or becomes publicly known during the term of this Agreement otherwise than through a breach of VIRGINIA TECH'S obligations under this Agreement; or,

c. If VIRGINIA TECH later receives such Proprietary Information from a third party as a matter of right; or,

d. If such Proprietary Information is developed by VIRGINIA TECH independently of any disclosures made under this Agreement, as evidenced by VIRGINIA TECH'S written records

8. **PUBLICATIONS.** VIRGINIA TECH will be free to publish the results of the Research after providing the Sponsor with a thirty (30) day period in which to review each publication to identify patentable subject matter and to identify any inadvertent disclosure of the Sponsor's proprietary information. If necessary to permit the preparation and filing of U.S. patent applications, the Principal Investigator may agree to an additional review period not to exceed sixty (60) days. Any further extension will require subsequent written agreement between the Sponsor and VIRGINIA TECH.

9. **PATENTS AND INVENTIONS.** Title and ownership of any intellectual properties, whether or not copyrighted, patented or patentable, or otherwise created solely by VIRGINIA TECH researchers shall remain with VIRGINIA TECH. Title and ownership of

intellectual properties created jointly by Sponsor and VIRGINIA TECH researchers shall be owned jointly. Once VIRGINIA TECH asserts ownership, VIRGINIA TECH will assign ownership of intellectual properties to Virginia Tech Intellectual Properties, Inc. (VTIP, an affiliated co-party of Virginia Tech).

VIRGINIA TECH hereby grants Sponsor a 6-month first option to:

a. Subject to sponsor defraying patenting costs, if any, obtain a nonexclusive, nontransferable (except to Sponsor subsidiaries), royalty-free license to any intellectual properties generated by the project, or

b. Subject to VIRGINIA TECH'S right to use for noncommercial and research purposes, negotiate a royalty bearing exclusive license on terms and conditions to be determined, for any intellectual properties generated by the project.

The option described above shall terminate 6 months after the termination date of the project.

In the event Sponsor chooses to negotiate an exclusive license, Sponsor and VTIP will have a period of 60 days to negotiate all terms and conditions in good faith.

**10. USE OF NAMES.** Neither party will use the name of the other in any advertising or other form of publicity without the written permission of the other; in the case of VIRGINIA TECH, that of the Director of the News Office. VIRGINIA TECH reserves the right to identify the name of the Sponsor in news releases and public announcements.

**11. NOTICES.** Any notices required to be given or which shall be given under this Agreement shall be in writing and be addressed to the parties as shown below. Notices shall be delivered by certified or registered first class mail (air mail if not domestic) or by commercial courier service, and shall be deemed to have been given or made as of the date received.

**SPONSORED PROGRAMS**
David W. Richardson
460 Turner Street, Suite 306
Blacksburg, Virginia 24060
Ph (540) 231-5013
Fax (540) 231-3599
daverich@vt.edu

**SPONSOR**
Robin L Buller
XETHANOL CORP
1185 AVE OF THE AMERICAS
NEW YORK NY 10036
Tel. 646 723 4000
Fax 646 723 4001
rbuller@xethanol.com

Inquiries related to billing and payment under this Agreement shall be addressed to the parties as shown below:

| SPONSORED PROGRAMS | SPONSOR |
| --- | --- |
| Paige Selvey<br>460 Turner Street, Suite 306<br>Blacksburg, Virginia 24060<br>Ph (540) 231-3659<br>Fax (540) 231-3599<br>pselvey@vt.edu | |

12. **ASSIGNMENT.** This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors to substantially the entire business and assets of the respective parties hereto. This Agreement shall not be assignable by either party without the prior written consent of the other party; any attempted assignment is void.

13. **COLLECTION COSTS.** Should it become necessary for VIRGINIA TECH to commence collection proceedings or retain an attorney to enforce any of the terms of this Agreement, the Sponsor shall pay attorneys' fees and the costs of collection incurred by VIRGINIA TECH.

14. **GOVERNING LAW.** The validity and interpretation of this Agreement and the legal relationship of the parties to it shall be governed by the laws of the Commonwealth of Virginia and the applicable U.S. Federal law.

15. **BEST EFFORTS.**

VIRGINIA TECH will use its best efforts to perform the research services ordered under this Agreement. VIRGINIA TECH makes no representations or warranties, expressed or implied, regarding its performance under this agreement, including, but not limited to the marketability, use or fitness for any particular purpose of the research results developed under this work. Further, it is understood that VIRGINIA TECH shall not be liable for special, consequential, or incidental damages, as a result of Sponsor's use of the research results, reports and any deliverables and the results contained therein provided by VIRGINIA TECH. Virginia Tech shall not be paid for any Services or associated costs that are not performed on a best efforts basis or that violate any terms and conditions of the associated TO.

16. **FORCE MAJEURE.** Neither party shall be responsible to the other for failure to perform any of the obligations imposed by this Agreement, provided such failure shall be occasioned by fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure or destruction, in whole or in part, of machinery or equipment or failure of supply of materials, discontinuity in the supply of power, governmental interference, civil commotion, riot, war, strikes, labor disturbance, transportation difficulties, labor shortage or any other conditions of whatsoever nature or description beyond their reasonable control.

17. **EXPORT CONTROLS.** It is understood that VIRGINIA TECH is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities, and that its obligations hereunder are contingent on the compliance with applicable U.S. export laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979). The transfer of

certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by the Sponsor that the Sponsor will not re-export data or commodities to certain foreign countries without prior approval of the cognizant government agency. While VIRGINIA TECH agrees to cooperate in securing any license which the cognizant agency deems necessary in connection with this Agreement, VIRGINIA TECH cannot guarantee that such licenses will be granted.

18. **ENTIRE AGREEMENT.** Unless otherwise specified, this Agreement and its Attachments embody the entire understanding between VIRGINIA TECH and the Sponsor for the Research, and any prior or contemporaneous representations, either oral or written, are hereby superseded. No amendments or changes to this Agreement, including without limitation, changes in the statement of work, total estimated cost, and period of performance, shall be effective unless made in writing and signed by authorized representatives of the parties.

19. **SEVERABILITY.** All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable under any applicable law. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of other provisions of this Agreement shall not be affected thereby.

20. **WAIVER OF RIGHTS.** No waiver of any right or remedy hereunder by either of the parties shall be deemed to be a waiver of any other right or remedy of any subsequent right or remedy of the same kind.

21. **AUTHORSHIP AND SPONSORSHIP.** The Sponsor's support of this effort shall be given appropriate recognition in any publication of results by VIRGINIA TECH. In the event of cooperation in the performance of the effort, such cooperation shall be given appropriate recognition in any publication by VIRGINIA TECH.

22. **JOINT VENTURE.** The parties agree that VIRGINIA TECH shall be an independent contractor in the performance of the work under this Agreement. Nothing herein shall be deemed to create a joint venture between the parties.

| **VIRGINIA POLYTECHNIC INSTITUTE AND STATE UNIVERSITY** | **SPONSOR** |
|---|---|
| By: [signature] | By: [signature] |
| David W. Richardson<br>Director, Office of Sponsored Programs | |
| Date: 12-6-05 | Date: 12.6.05 |